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                                                                    EXHIBIT 99.1

   CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

   We hereby consent to the use of our opinion letter, dated January 13, 1999, to the Board of Directors of Santa Fe Energy Resources, Inc., which is included as an exhibit to this Registration Statement, and all references to our firm and such opinion letter included in the Joint Proxy Statement/Prospectus forming a part of this Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations promulgated thereunder (the "Securities Act"), and we do not thereby admit that we are experts with respect to any part of this Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                                        DONALDSON, LUFKIN & JENRETTE
                                           SECURITIES CORPORATION

                                                    /s/ Ralph Eads
                                        By: ___________________________________
                                        Name: Ralph Eads

                                        Title: Managing Director

Houston, Texas
January 29, 1999